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                                                                  EXHIBIT (g)(4)

                            ADMINISTRATION CONTRACT
                                    BETWEEN
                       GT GLOBAL FLOATING RATE FUND, INC.
                                      AND
                              A I M ADVISORS, INC.


    Contract made as of May 29, 1998, between GT Global Floating Rate Fund, Inc., a Maryland corporation, d/b/a AIM Floating Rate Fund ("Fund"), and A I M Advisors, Inc., a Delaware corporation ("AIM").


    WHEREAS the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a closed-end management investment company, and intends to offer for public sale shares of its Common Stock; and

    WHEREAS the Fund desires to retain AIM as administrator to furnish certain administrative services to the Fund, and AIM is willing to furnish such services;

    NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

    1. APPOINTMENT. The Fund hereby appoints AIM as administrator of the Fund for the period and on the terms set forth in this Contract. AIM accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

    2. DUTIES AS ADMINISTRATOR. AIM will administer the affairs of the Fund subject to the supervision of the Fund's Board of Directors ("Board") and the following understandings:

    (a) AIM will supervise all aspects of the non-investment operations of the Fund, including the oversight of transfer agency, custodial, pricing and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Fund.

    (b) At AIM's expense, AIM will provide the Fund with such corporate, administrative and clerical personnel (including officers of the Fund) and services as are reasonably deemed necessary or advisable by the Board.

    (c) AIM will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Fund's prospectus, proxy material, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

    (d) AIM will provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

    3. FURTHER DUTIES. In all matters relating to the performance of this Contract, AIM will act in conformity with the Articles of Incorporation, Bylaws and Registration Statement of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

    4. DELEGATION OF AIM'S DUTIES AS ADMINISTRATOR. With respect to the Fund, AIM may enter into one or more contracts ("Sub-Administration Contract") with a sub-administrator in which AIM delegates to such sub-administrator the performance of any or all of the services specified in Paragraphs 2 and 3 of this Contract, provided that (i) each Sub-Administration Contract imposes on the sub-administrator bound thereby all the duties and conditions to which AIM is subject with respect to the delegated

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services under Paragraphs 2 and 3 of this Contract; (ii) each Sub-Administration
Contract meets all requirements of the 1940 Act and rules thereunder; and (iii) AIM shall not enter into a Sub-Administration Contract unless it is approved by the Board of Directors of the Fund prior to implementation.

    5. SERVICES NOT EXCLUSIVE. The services furnished by AIM hereunder are not to be deemed exclusive and AIM shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of AIM, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

    6.  EXPENSES.

    (a) During the term of this Contract, the Fund will bear all expenses incurred in its operations which are not specifically assumed by AIM.

    (b) Expenses borne by the Fund will include but not be limited to the following: (i) the cost (including brokerage commissions, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith;
(ii) fees payable to and expenses incurred on behalf of the Fund by AIM under this Contract; (iii) expenses of organizing the Fund; (iv) costs incurred in connection with the issuance, sale or repurchase of the Fund's shares; (v) filing fees and expenses relating to the registration and qualification of the Fund's shares under federal and/or state securities laws and maintaining such registrations and qualifications; (vi) expenses of preparing and filing reports and other documents with governmental and regulatory agencies (vii) fees and salaries payable to the Fund's directors who are not parties to this Contract or interested persons of any such party ("Independent Directors"); (viii) all expenses incurred in connection with the Independent Directors' services, including travel expenses; (ix) taxes (including any income or franchise taxes) and governmental fees; (x) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xi) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund for violation of any law; (xii) interest charges;
(xiii) legal, accounting and auditing expenses, including legal fees of special counsel for the Independent Directors; (xiv) charges of custodians, transfer agents, pricing agents and other agents; (xv) costs of preparing share certificates; (xvi) expenses of setting in type, printing and mailing prospectuses and supplements thereto, statements of additional information, reports and proxy materials for existing shareholders; (xvii) expenses of obtaining and maintaining securities exchange listing of the Fund's shares; (xviii) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Fund is a party and the expenses the Fund may incur as a result of its legal obligation to provide indemnification to its officers, Directors, employees and agents) incurred by the Fund; (xix) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xx) costs of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxi) the cost of investment company literature and other publications provided by the Fund to its Directors and officers; and
(xxii) costs of mailing, stationery and communications equipment.

    (c) AIM will assume the cost of any compensation for services provided to the Fund received by the officers and by the Directors of the Fund who are not Independent Directors.

    (d) The payment or assumption by AIM of any expense of the Fund that AIM is not required by this Contract to pay or assume shall not obligate AIM to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

    7.  COMPENSATION.

    (a) For the services provided under this Contract, the Fund will pay AIM an annual fee, payable monthly, at the annualized rate of 0.25% of the Fund's average daily net assets.

    (b) The fee shall be computed weekly and paid monthly to AIM on or before the last business day of the next succeeding calendar month.

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    (c) If this Contract becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

    8. LIMITATION OF LIABILITY OF AIM AND INDEMNIFICATION. AIM shall not be liable, and the Fund shall indemnify AIM and its directors, officers and employees, for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by the Fund in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of AIM in the performance by AIM of its duties or from reckless disregard by AIM of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of AIM, who may be or become a director, officer, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund to be rendering such service to or acting solely for the Fund and not as an officer, partner, employee, or agent or one under the control or direction of AIM even though paid by it.

    9.  DURATION AND TERMINATION.

    (a) This Contract shall become effective upon the date hereabove written, provided that this Contract shall not take effect with respect to the Fund unless it has first been approved by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval.

    (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, with respect to the Fund, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

    (c) Notwithstanding the foregoing, with respect to the Fund this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to AIM or by AIM at any time, without the payment of any penalty, on sixty days' written notice to the Fund. This Contract will automatically terminate in the event of its assignment.

    10. AMENDMENT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities, when required by the 1940 Act.

    11. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware (without regard to Delaware conflict or choice of law provisions) and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.

    12. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person," "assignment," "broker," "dealer," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is

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made less restrictive by a rule, regulation or order of the Securities and
Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                                          GT GLOBAL FLOATING RATE FUND, INC.

                                          By:
                                          --------------------------------------
                                             Name:
                                             Title:
Attest:

--------------------------------------
Name:
Title:
                                          A I M ADVISORS, INC.

                                          By:
                                          --------------------------------------
Attest:

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